SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2013

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400 Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 18, 2012, Mr. David L. Willis entered into a Separation Agreement (the “Separation Agreement”) with Global Power Equipment Group Inc. (the “Company”), under which he will resign from all positions at the Company effective as of November 18, 2013 (the “Separation Date”). Mr. Willis has served as Senior Vice President and Chief Financial Officer of the Company since January 2008. Mr. Willis’ resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the terms of the Separation Agreement, and contingent upon Mr. Willis’ execution and delivery of a mutual release of claims: (i) Mr. Willis will receive the payments and benefits contemplated by Section 2(e)(iii) of the amended and restated employment agreement between Mr. Willis and the Company, dated as of January 28, 2008 (the “Employment Agreement”), to which Mr. Willis would have been entitled upon termination of employment without “cause” in each case upon the terms, and subject to the conditions, of the Employment Agreement; (ii) the restricted share units granted to Mr. Willis in 2010, 2011 and 2012 that remain outstanding immediately prior to the Separation Date will vest in full and without pro-ration as of the Separation Date pursuant to Section 2(e)(iii) of the Employment Agreement; and (iii) the restricted share units granted to Mr. Willis in 2013 will vest on a pro-rata basis; provided that any performance-based portion of such award shall vest based on actual performance results at the end of the applicable performance period. The Separation Agreement also includes a standard non-disparagement covenant.

Under the terms of the Separation Agreement, Mr. Willis will serve as a consultant to the Company through December 31, 2013.

(c) On November 18, 2013, the Company announced that, effective immediately, Raymond K. Guba, 54, has been appointed as Senior Vice President and Chief Financial Officer of the Company.

Prior to joining the Company, Mr. Guba was Executive Vice President, Chief Financial Officer of FTS International, a privately-owned global Oil and Gas Services business with approximately $2 billion of annual revenue, a position he had held since 2011. From 2007 to 2010, he was Executive Vice President and Chief Financial and Administrative Officer with Integrated Electrical Services. Mr. Guba began his career as a public accountant, and then joined General Electric Company (“GE”) in 1986. He spent 19 years at GE in progressively advancing roles which include CFO of Auto Financials Services in Tokyo and Manager of Finance (CFO) for GE Energy’s Installations and Field Services, a $3 billion global division. He earned his BA in Economics and English at Rutgers, The State University of New Jersey.

As Senior Vice President and Chief Financial Officer of the Company, Mr. Guba will receive an initial annual base salary of $390,000, as well as a guaranteed $64,000 cash bonus for 2013, and his 2014 target annual incentive opportunity under the Company’s Short-Term Incentive Plan will be 65% of his annual base salary. The Company also granted Mr. Guba 14,000 restricted share units, 1/3 of which will be time-based restricted share units that vest in three equal annual installments, and 2/3 of which will be performance-based restricted share units that will vest, provided that the Company achieves certain pre-established performance goals during a three-year period ending December 31, 2015. Subject to approval by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), Mr. Guba will also receive a long term incentive grant by March 2014 of at least 11,000 restricted share units, 1/3 of which will be time-based restricted share units that vest in three equal annual installments, and 2/3 of which will be performance-based restricted share units that will vest, provided that the Company achieves certain pre-established performance goals during a three-year period ending December 31, 2016. Future equity grants will be subject to the discretion of the Compensation Committee.

In connection with his appointment as Senior Vice President and Chief Financial Officer of the Company, Mr. Guba entered into a Severance Arrangement with the Company, dated as of November 18, 2013 (the “Severance Arrangement”). Pursuant to the Severance Arrangement, in the event that Mr. Guba’s employment were terminated without Cause or he resigned for Good Reason (both as defined in the Severance Arrangement), Mr. Guba would be eligible to receive: (i) salary continuation for one year; (ii) the unpaid annual incentive for the prior fiscal year, if any; and (iii) a pro-rated annual incentive for the current fiscal year, based on actual Company performance results during the entire fiscal year and assuming that any individual goals were satisfied at the “target” level. In exchange for these benefits, Mr. Guba would be required to sign and not revoke a release of claims in favor of the Company. Reduced severance levels would be available in the event of his death or Disability (as defined in the Severance Arrangement).

The Severance Arrangement contains standard ownership of works, confidentiality, non-compete and non-solicitation covenants.

There is no arrangement or understanding between Mr. Guba and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Guba and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Guba has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing description of the Severance Arrangement is qualified in its entirety by reference to the full text of the Severance Arrangement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

The Company’s press release announcing Mr. Willis’ resignation and Mr. Guba’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Severance Arrangement, by and between Raymond K. Guba and Global Power Equipment Group Inc., dated as of November 18, 2013.

99.1	Press release dated November 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2013

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
General Counsel, Secretary and
Vice President of Business Development

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Arrangement, by and between Raymond K. Guba and Global Power Equipment Group Inc., dated as of November 18, 2013.

99.1	Press release dated November 18, 2013.